EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-76878, No. 33-76884, No. 33-76882, No. 333-25595,
No. 333-88655, No. 333-75003 and No. 333-30030) of BankUnited Financial
Corporation of our report dated October 30, 2000 relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Miami, Florida
December 26, 2000